SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                                BIOGENTECH CORP.
                                ----------------
             (Exact Name of Registrant as Specified in Its Charter)

                                     Nevada
                                     ------
         (State or Other Jurisdiction of Incorporation or Organization)

                                   91-1868007
                                   ----------
                      (I.R.S. Employer Identification No.)

              2445 McCabe Way, Suite 150, Irvine, California 92614
              ----------------------------------------------------
                    (Address of Principal Executive Offices)

Accounting consultant agreement with William Hitchcock; Graphic design
----------------------------------------------------------------------
consultant agreement with SP Callaway; Consumer pricing study consultant
------------------------------------------------------------------------
agreement with David V. Cresson; Retail distribution consultant agreement with
-------------------------------------------------------------------------------
Harlan Kickhoefer;Retail distribution consultant agreement with G. H. Prestidge;
--------------------------------------------------------------------------------
Chain drug store sales consultant agreement with Everett Cowan; Product oriented
--------------------------------------------------------------------------------
campaign consultant agreement with Roger Fischer; Product oriented campaign
--------------------------------------------------------------------------
consultant agreement with Alex Halbur; Product oriented campaign consultant
----------------------------------------------------------------------------
agreement with Robert Berra; Product oriented campaign consultant agreement with
--------------------------------------------------------------------------------
Aimee Corso; Advertising consultant agreement with Robert K. Gardner; Legal
---------------------------------------------------------------------------
services agreement for patent law services Tom Juettner; IT consultant services
-------------------------------------------------------------------------------
agreement with Mark Rumph; Printing design consultant agreement with Dale Hall;
-------------------------------------------------------------------------------
Printing design consultant agreement with Darcy Hall; Printing design/consultant
--------------------------------------------------------------------------------
agreement with Howard Rettberg; Consulting CFO service (Fall 2003) agreement
--------------------------------------------------------------------------------
with Eric Hopkins; Legal services agreement regarding the InnoFood issue, Italy
-------------------------------------------------------------------------------
with Gianfranco Puopolo; Legal services agreement regarding the former lease
----------------------------------------------------------------------------
resolution with Kelly Johnson; Legal services agreement regarding InnoFood
--------------------------------------------------------------------------
issue, USA with David Filler; Administrative consultant services agreement with
-------------------------------------------------------------------------------
AJ Sexton; Consulting CFO services agreement (Apr-May 2004) with Kevin Pickard
------------------------------------------------------------------------------
for serving as interim CFO; Legal services agreement regarding the employment
------------------------------------------------------------------------------
agreements with Judith Mann; Pharmaceutical company consultant services
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agreement with Marty Marion; Advertising consultant services agreement with
----------------------------------------------------------------------------
Daniel Katsin; Resolution to issue S-8 shares to Lyndon Mansfield;
----------------------------------------------------------------------
Resolution regarding S-8 shares and employee wages for Chaslav Radovich,
------------------------------------------------------------------------
Ernest Armstrong, and Jim Luce and consultant services with AJ Sexton,
-----------------------------------------------------------------------
Resolution granting bonus to independent contractor AJ Sexton.
-----------------------------------------------------------------------------




                              (Full Title of Plans)

                                Chaslav Radovich
                                ----------------
              2445 McCabe Way, Suite 150, Irvine, California 92614
              ----------------------------------------------------
                     (Name and Address of Agent for Service)

                                 (949) 757-0001
                                 --------------
          (Telephone Number, including Area Code, of Agent for Service)

                         CALCULATION OF REGISTRATION FEE
========================== ========================= ========================= ===================== ===================
   Title of securities              Amount               Proposed maximum        Proposed maximum        Amount of
    to be registered                to be                 offering price            aggregate         registration fee
                                registered(1) per share(2) offering price
-------------------------- ------------------------- ------------------------- --------------------- -------------------
      Common Stock,
     $.001 par value               622,084                    $1.80                 $1,119,751.00          $141.87
========================== ========================= ========================= ===================== ===================

(1) Consists of shares issued pursuant to Accounting consultant agreement with William Hitchcock; Graphic design consultant agreement with SP Callaway; Consumer pricing study consultant agreement with David V. Cresson; Retail distribution consultant agreement with Harlan Kickhoefer; Retail distribution consultant agreement with G. H. Prestidge; Chain drug store sales consultant agreement with Everett Cowan; Product oriented campaign consultant agreement with Roger Fischer; Product oriented campaign consultant agreement with Alex Halbur; Product oriented campaign consultant agreement with Robert Berra; Product oriented campaign consultant agreement with Aimee Corso; Advertising consultant agreement with Robert K. Gardner; Legal services agreement for patent law services Tom Juettner; IT consultant services agreement with Mark Rumph; Printing design consultant agreement with Dale Hall; Printing design consultant agreement with Darcy Hall; Printing design/consultant agreement with Howard

Rettberg; Consulting CFO service (Fall 2003) agreement with Eric Hopkins; Legal services agreement regarding the InnoFood issue, Italy with Gianfranco Puopolo; Legal services agreement regarding the former lease resolution with Kelly Johnson; Legal services agreement regarding the InnoFood issue, USA with David Filler; Administrative consultant services agreement with AJ Sexton; Consulting CFO services agreement (Apr-May 2004) with Kevin Pickard for serving as interim CFO; Legal services agreement regarding the employment agreement with Judith Mann; Pharmaceutical company consultant services agreement with Marty Marion; Advertising consultant services agreement with Daniel Katsin, Resolution to issue S-8 shares to Lyndon Mansfield, Resolution regarding employee wages for Chaslav Radovich, Ernest Armstrong, and Jim Luce and consultant services with AJ Sexton, Resolution granting bonus to independent contractor AJ Sexton.
..
(2) Estimated solely for the purpose of estimating the registration fee pursuant to Rule 457(c) promulgated pursuant to the Securities Act of 1933, on the basis of the average of the best bid and ask price of the Registrant's Common Stock as reported on the Over The Counter Bulletin Board on April 29, 2004.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.  PLAN INFORMATION.
--------------------------

The Registrant is offering the following shares of its common stock to the following individuals for their services performed on the Registrant's behalf. The issuance of these shares is being made to the listed individuals for the services noted pursuant a duly adopted resolution adopted by the Board of Directors on March 4, 2004. The Board has equated the number of these shares to the value of the services provided by these individuals. The shares issued hereunder will not be subject to any resale restrictions. The agreements providing for the issuance are not qualified under ERISA. The following individuals will receive the number of shares listed next to their names in exchange for the specific services listed:

--------------------------------------- --------------------- --------------------------------------------------------
Consultant/Employee                     Shares                Service Provided
--------------------------------------- --------------------- --------------------------------------------------------
William Hitchcock                              23,540         Accounting consultant
--------------------------------------- --------------------- --------------------------------------------------------
SP Callaway                                     455           Graphic design consultant
--------------------------------------- --------------------- --------------------------------------------------------
David V. Cresson                               23,850         Consumer pricing study consultant
--------------------------------------- --------------------- --------------------------------------------------------
Harlan Kickhoefer                              1,641          Retail distribution consultant
--------------------------------------- --------------------- --------------------------------------------------------
G. H. Prestidge                                1,641          Retail distribution consultant
--------------------------------------- --------------------- --------------------------------------------------------
Everett Cowan                                  23,750         Chain drug store sales consultant
--------------------------------------- --------------------- --------------------------------------------------------
Roger Fischer                                  9,974          Product oriented campaign consultant
--------------------------------------- --------------------- --------------------------------------------------------
Alex Halbur                                    1,247          Product oriented campaign consultant
--------------------------------------- --------------------- --------------------------------------------------------
Robert Berra                                   1,247          Product oriented campaign consultant
--------------------------------------- --------------------- --------------------------------------------------------
Aimee Corso                                     657           Product oriented campaign consultant
--------------------------------------- --------------------- --------------------------------------------------------
Robert K. Gardner                             107,504         Advertising consultant
--------------------------------------- --------------------- --------------------------------------------------------
Tom Juettner                                   12,031         Legal services - Patent attorneys
--------------------------------------- --------------------- --------------------------------------------------------
Mark Rumph                                     8,225          IT consultant
--------------------------------------- --------------------- --------------------------------------------------------
Chaslav Radovich                              120,923         Employee wages
--------------------------------------- --------------------- --------------------------------------------------------
Dale Hall                                      1,246          Printing design consultant
--------------------------------------- --------------------- --------------------------------------------------------
Darcy Hall                                     1,246          Printing design consultant
--------------------------------------- --------------------- --------------------------------------------------------
Howard Rettberg                                1,246          Printing design/consultant
--------------------------------------- --------------------- --------------------------------------------------------
Eric Hopkins                                   10,010         Consulting CFO service (Fall 2003)
--------------------------------------- --------------------- --------------------------------------------------------
Gianfranco Puopolo                             34,500         Legal counsel - InnoFood issue, Italy
--------------------------------------- --------------------- --------------------------------------------------------
Kelly Johnson                                  9,375          Legal counsel - former lease resolution
--------------------------------------- --------------------- --------------------------------------------------------
David Filler                                   20,625         Legal counsel - InnoFood issue, USA
--------------------------------------- --------------------- --------------------------------------------------------
AJ Sexton                                      47,154         Administrative consultant including bonus
--------------------------------------- --------------------- --------------------------------------------------------
Ernest Armstrong                               36,231         Employee wages
--------------------------------------- --------------------- --------------------------------------------------------
Jim Luce                                       81,516         Employee wages
--------------------------------------- --------------------- --------------------------------------------------------
Kevin Pickard (interim CFO)                    15,625         Consulting CFO service (Apr-May 2004)
--------------------------------------- --------------------- --------------------------------------------------------
Judith Mann                                    1,000          Legal counsel - employment agreements
--------------------------------------- --------------------- --------------------------------------------------------
Marty Marion                                   13,125         Pharmaceutical company consultant
--------------------------------------- --------------------- --------------------------------------------------------
Daniel Katsin                                  6,250          Advertising consultant
--------------------------------------- --------------------- --------------------------------------------------------
Lyndon E. Mansfield                            6,250          Advisory board services
--------------------------------------- --------------------- --------------------------------------------------------
Total                                         622,084
--------------------------------------- --------------------- --------------------------------------------------------

The business development, legal, administrative and other services and employee wages for which these shares are being issued are not in connection with any offer or sale of securities in a capital raising transaction and does not directly or indirectly promote or maintain a market for the securities of the Registrant.

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN INFORMATION.
--------------------------------------------------------------

The participants shall be provided a written statement notifying them that upon written or oral request they will be provided, without charge, (i) the documents incorporated by reference in Item 3 of Part II of this registration statement, and (ii) other documents required to be delivered pursuant to Rule 428(b). The statement will inform the participants that these documents are incorporated by reference in the Section 10(a) prospectus, and shall include the address (giving title or department) and telephone number to which the request is to be directed.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.
------------------------------------------------

We incorporate the following documents by reference in this Registration
Statement:

         (a) Our latest Annual Report on Form 10-KSB for the year ended December 31, 2002, filed with the Securities and Exchange Commission on April 9, 2003 and as amended by our filing on May 2, 2003; our Quarterly Report on Form 10-QSB for the period ended December 31, 2003, filed with the Securities and Exchange Commission on February 23, 2004 and our Current Report on Form 8-K for July 1, 2003, as amended filed with the Securities and Exchange Commission on July 18, 2003, for the year ended March 31, 2003;


         (b) Our Registration Statement on Form 10-SB file number 000-49620, filed on February 8, 2002 pursuant to Section 12 of the Exchange Act, and subsequent amendments, in which there is described the terms, rights and provisions applicable to our outstanding common stock; and

         (c) All other documents filed by the company after the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

ITEM 4. DESCRIPTION OF SECURITIES.
----------------------------------

Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.
-----------------------------------------------

Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.
--------------------------------------------------

Article Six of our Articles of Incorporation provides, among other things, that our officers and directors shall not be personally liable to us or our shareholders for monetary damages for breach of fiduciary duty as an officer or a director, except for liability:

o for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; or
o for unlawful payments of dividends or unlawful stock purchase or redemption by us.

Our Bylaws and the Nevada Revised Statutes also provide for indemnification of directors and officers against certain liabilities. Pursuant to our Bylaws, our officers and directors are indemnified, to the fullest extent available under Nevada law, against expenses actually and reasonably incurred in connection with threatened, pending or completed proceedings, whether civil, criminal or administrative, to which an officer or director is, was or is threatened to be made a party by reason of the fact that he or she is or was one of our officers, directors, employees or agents. We may advance expenses in connection with defending any such proceeding, provided the indemnitee undertakes to repay any such amounts if it is later determined that he or she was not entitled to be indemnified by us. Accordingly, our directors may have no liability to our shareholders for any mistakes or errors of judgment or for any act of omission, unless the act or omission involves intentional misconduct, fraud, or a knowing violation of law or results in unlawful distributions to our shareholders.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.
--------------------------------------------

Not applicable.

ITEM 8. EXHIBITS.
-----------------

3.1      Articles of Incorporation*
3.2      Bylaws*
3.3      Amendment to Articles of Incorporation*
3.4      Amendment to Articles of Incorporation **
4.1 Acknowledgement re payment for product oriented campaign consultant agreement with Robert Berra;
4.2 Acknowledgement re payment for graphic design consultant agreement with SP Callaway;
4.3 Acknowledgement re payment for product oriented campaign consultant agreement with Aimee Corso;
4.4 Acknowledgement re payment for chain drug store sales consultant agreement with Everett Cowan;
4.5 Acknowledgement re payment for consumer pricing study consultant agreement with David V. Cresson;
4.6      Invoice for Consumer pricing study consultant agreement with David
         V. Cresson;
4.7 Acknowledgement re payment for legal services agreement regarding the InnoFood issue, USA with David Filler;
4.8 Acknowledgement re payment for product oriented campaign consultant agreement with Roger Fischer;
4.9 Acknowledgement re payment for advertising consultant agreement with Robert K. Gardner;
4.10 Acknowledgement re payment for product oriented campaign consultant agreement with Alex Halbur;
4.11 Acknowledgement re payment for printing design consultant agreement with Dale Hall;
4.12 Acknowledgement re payment for printing design consultant agreement with Darcy Hall;
4.13 Acknowledgement re payment for accounting consultant agreement with William Hitchcock;
4.14     Accounting consultant agreement with William Hitchcock;
4.15     Exhibit to accounting consultant agreement with William Hitchcock;
4.16 Acknowledgement re payment Consulting CFO service (Fall 2003) agreement with Eric Hopkins;
4.17     Consulting CFO service (Fall 2003) agreement with Eric Hopkins;
4.18     Invoice for Consulting CFO service (Fall 2003) agreement with Eric
         Hopkins;
4.19 Acknowledgement re payment for legal services agreement regarding the former lease resolution with Kelly Johnson;
4.20 Invoice for Legal services agreement regarding the former lease resolution with Kelly Johnson;
4.21 Acknowledgement re payment for legal services agreement for patent law services Tom Juettner;
4.22 Acknowledgement re payment for advertising consultant services agreement with Daniel Katsin.
4.23 Acknowledgement re payment for retail distribution consultant agreement with Harlan Kickhoefer;
4.24     Legal services agreement regarding employment agreement with Judith
         Mann;
4.25     Acknowledgement to pay Lyn Mansfield for Advisory Board services.
4.26     Pharmaceutical company consultant services agreement with Marty Marion;
4.27     Consulting CFO services agreement (Apr-May 2004) with Kevin Pickard for serving as interim CFO;
4.28 Acknowledgement re payment Retail distribution consultant agreement with G. H. Prestidge;
4.29 Acknowledgement re payment legal services agreement regarding the InnoFood issue, Italy with Gianfranco Puopolo;
4.30 Invoice for Legal services agreement regarding the InnoFood issue, Italy with Gianfranco Puopolo;
4.31 Invoice for Legal services agreement regarding the InnoFood issue, Italy with Gianfranco Puopolo;
4.32 Invoice for Legal services agreement regarding the InnoFood issue, Italy with Gianfranco Puopolo;
4.33     Printing design/consultant agreement with Howard Rettberg;
4.34 Acknowledgement re payment for IT consultant services agreement with Mark Rumph;
4.35     Invoice for IT consultant services agreement with Mark Rumph;
4.36     Administrative consultant services agreement with AJ Sexton;
4.37     Resolution granting performance bonus to independent contractor AJ
         Sexton
4.38     Resolution to issue S-8 shares to Lyndon Mansfield
4.39 Resolution regarding the S-8 shares employee wages for Chaslav Radovich, Ernest Armstrong, and Jim Luce; payment to independent contractor AJ Sexton
5        Opinion of MC Law Group
23.1     Consent of MC Law Group***
23.2     Consent of Stonefield Josephson, Inc.
* Previously filed as exhibits to Registration Statement on Form 10-SB filed on February 8, 2002.
**       Previously filed as exhibit to Form 8-K filed on June 25, 2003.
***      Contained in its opinion filed as Exhibit 5 to this Registration
         Statement.

ITEM 9. UNDERTAKINGS.
---------------------

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

         (ii) to specify in the prospectus any facts or events occurring after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information specified in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be specified in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) (Section 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; provided, however, that paragraphs (1)(i) and
(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those clauses is specified in periodic reports filed by the Company pursuant to the provisions of Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

         (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

(2) That, for the purpose of determining any liability pursuant to the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities offered at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The company hereby undertakes that, for purposes of determining any liability pursuant to the Securities Act, each filing of the company's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising pursuant to the Securities Act may be permitted to directors, officers and controlling persons of the company pursuant to the foregoing provisions, or otherwise, the company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the company will, unless in the opinion of its counsel that matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by the company is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                POWER OF ATTORNEY

The company, as the registrant hereunder, and each person whose signature appears below, hereby appoints Chas Radovich as attorney-in-fact, with full power of substitution, to execute, in the name and on behalf of the company and on behalf of each person, individually and in each capacity stated below, one or more post-effective amendments to this Registration Statement as the attorney-in-fact, and to file any such post-effective amendments to this Registration Statement with the Securities and Exchange Commission.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the company certifies it has reasonable grounds to believe that the company satisfies all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, California, on this 21st day of April 2004.

BIOGENTECH CORP.,
a Nevada corporation


/s/ Chas Radovich
----------------------------------------------
Chas Radovich
President, Secretary, Treasurer, Chief
Executive Officer, Chief Financial
Officer and Director


/s/ James Luce
----------------------------------------------
James Luce
Chief Operating Officer, Chief Marketing Officer


/s/ Ernest Armstrong,
----------------------------------------------
Ernest Armstrong,
Vice President Business Development

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 21, 2004, who are the directors of the Registrant's board of directors and who shall administer and enforce the Consultant Agreements with the above named individuals.


/s/ Chaslav Radovich
----------------------------------------------
Chaslav Radovich
Director


/s/ Radul Radovich
----------------------------------------------
Radul Radovich
Director


/s/ Kevin Prendiville
----------------------------------------------
Kevin Prendiville
Director